As filed with the Securities and Exchange Commission on February 19, 2010

                                                                                                                                                         Registration No. 333-___________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ING LIFE INSURANCE AND ANNUITY COMPANY

(Exact name of registrant as specified in its charter)

Connecticut

(State or other jurisdiction of incorporation or organization)

6311

(Primary Standard Industrial Classification Code Number)

71-0294708

(I.R.S. Employer Identification Number)

One Orange Way
Windsor, Connecticut 06095-4774
1-800-262-3862
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

John S. (Scott) Kreighbaum, Esq.
ING
1475 Dunwoody Drive
West Chester, PA 19380-1478
(610) 425-3404
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered to this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.þ

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.þ 333-162140

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.¨

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.¨

Large accelerated filer ¨			Accelerated Filer ¨
Non-accelerated filer þ (Do not check if a smaller reporting company)			Smaller reporting company ¨

Calculation of Registration Fee
Title of Each Class of
Securities to be	Amount to be Registered	Proposed Maximum	Proposed Maximum	Amount of Registration
Registered		Offering Price Per Unit	Aggregate Offering Price	Fee
Interests in Single	*	*	$1,792,100	$127.78
Premium Deferred
Modified Guaranteed
Annuity Contracts

*	The proposed maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable as these securities are not issued in predetermined amounts or units.

PARTS I and II

INFORMATION REQUIRED IN THE PROSPECTUS

The entire contents of the Registration Statement on Form S-1 (File No. 333-162140), as filed with the United States Securities and Exchange Commission (“SEC”) on December 31, 2009 are incorporated herein by reference and made a part of this Registration Statement.

SIGNATURES

As required by the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Chester, Commonwealth of Pennsylvania, on this 19th day of February, 2010.

By:	ING LIFE INSURANCE AND ANNUITY COMPANY
(REGISTRANT)

By:	/s/ Catherine H. Smith
Catherine H. Smith
President (principal executive officer)

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints, John S. (Scott) Kreighbaum, J. Neil McMurdie, Nicholas Morinigo and Michael Pignatella, and each of them individually, such person’s true and lawful attorneys and agents with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorneys to any and all amendments (pre-effective and post-effective amendments). This Registration has been signed by the following persons in the capacities indicated on February 19, 2010.

Signatures	Titles

/s/ Catherine H. Smith
Catherine H. Smith	President and Director
(principal executive officer)

/s/ T. J. McInerney
Thomas J. McInerney	Director and Chairman

/s/ Ewout Steenbergen
Ewout Steenbergen	Director, Executive Vice President and Chief Financial Officer
(principal financial officer)

/s/ Steven T. Pierson
Steven T. Pierson	Senior Vice President and Chief Accounting Officer
(principal accounting officer)

/s/ Donald W. Britton
Donald W. Britton	Director

/s/ Robert G. Leary
Robert G. Leary	Director

/s/ Michael S. Smith
Michael S. Smith	Director

State of New York County of New York

On the 19th day of February in the year 2010, before me, the undersigned, personally appeared Ewout Steenbergen, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Helen M. Scheuer
/s/ Helen M. Scheuer	Notary Public, State of New York
Notary Public	No. 01SC352985
Qualified in New York County
Commission Expires 4-30-2011

State of New York
County of New York

On the 16th day of February in the year 2010, before me, the undersigned, personally appeared Robert G. Leary, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Helen M. Scheuer
/s/ Helen M. Scheuer	Notary Public, State of New York
Notary Public	No. 01SC352985
Qualified in New York County
Commission Expires 4-30-2011

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

Signature of Agents:

State of Pennsylvania
/s/ John S. Kreighbaum	County of Chester
John S. (Scott ) Kreighbaum
On this, the 18th day of February, 2010, before me Michael T.
Zelinsky, the undersigned officer, personally appeared John S. (Scott)
Commonwealth of Pennsylvania	Kreighbaum, known to me (or satisfactorily proven) to be the person
Notarial Seal	whose name is subscribed as attorney in fact for Ewout Steenbergen,
Michael T. Zelinsky, Notary Public	and acknowledged that he executed the same as the act of his principal
West Whiteland Twp., Chester County	for the purposes therein contained.
My Commission Expires Jan. 31, 2012

/s/ Michael T. Zelinsky
Notary Public

State of Pennsylvania
/s/ Nicholas Morinigo	County of Chester
Nicholas Morinigo
On this, the 18th day of February, 2010, before me Michael T.
Zelinsky, the undersigned officer, personally appeared Nicholas
Commonwealth of Pennsylvania	Morinigo, known to me (or satisfactorily proven) to be the person
Notarial Seal	whose name is subscribed as attorney in fact for Ewout Steenbergen,
Michael T. Zelinsky, Notary Public	and acknowledged that he executed the same as the act of his principal
West Whiteland Twp., Chester County	for the purposes therein contained.
My Commission Expires Jan. 31, 2012

/s/ Michael T. Zelinsky
Notary Public

State of Connecticut
/s/ J. Neil McMurdie	County of Hartford Town of Windsor
J. Neil McMurdie
The foregoing instrument was executed and acknowledged before me this 19th day of February, 2010, by J. Neil McMurdie, as attorney in
Nicole L. Molleur	fact on behalf of Ewout Steenbergen.
Notary Public Within and for
The State of Connecticut
My commission expires: Nov. 30, 2014

/s/ Nicole L. Molleur
Notary Public

State of Connecticut
/s/ Michael A. Pignatella	County of Hartford Town of Windsor
Michael A. Pignatella
The foregoing instrument was executed and acknowledged before me this 19th day of February, 2010, by Michael A. Pignatella, as attorney
Nicole L. Molleur	in fact on behalf of Ewout Steenbergen.
Notary Public Within and for
The State of Connecticut
My commission expires: Nov. 30, 2014

/s/ Nicole L. Molleur
Notary Public

Signature of Agents:

/s/ John S. Kreighbaum	State of Pennsylvania
John S. (Scott ) Kreighbaum	County of Chester

On this, the 18th day of February, 2010, before me Michael T.
Commonwealth of Pennsylvania	Zelinsky, the undersigned officer, personally appeared John S. (Scott)
Notarial Seal	Kreighbaum, known to me (or satisfactorily proven) to be the person
Michael T. Zelinsky, Notary Public	whose name is subscribed as attorney in fact for Robert G. Leary, and
West Whiteland Twp., Chester County	acknowledged that he executed the same as the act of his principal for
My Commission Expires Jan. 31, 2012	the purposes therein contained.

/s/ Michael T. Zelinsky
Notary Public

State of Pennsylvania
/s/ Nicholas Morinigo	County of Chester
Nicholas Morinigo
On this, the 18th day of February, 2010, before me Michael T.
Zelinsky, the undersigned officer, personally appeared Nicholas
Commonwealth of Pennsylvania	Morinigo, known to me (or satisfactorily proven) to be the person
Notarial Seal	whose name is subscribed as attorney in fact for Robert G. Leary, and
Michael T. Zelinsky, Notary Public	acknowledged that he executed the same as the act of his principal for
West Whiteland Twp., Chester County	the purposes therein contained.
My Commission Expires Jan. 31, 2012

/s/ Michael T. Zelinsky
Notary Public

State of Connecticut
/s/ J. Neil McMurdie	County of Hartford Town of Windsor
J. Neil McMurdie
The foregoing instrument was executed and acknowledged before me this 19th day of February, 2010, by J. Neil McMurdie, as attorney in
Nicole L. Molleur	fact on behalf of Robert G. Leary.
Notary Public Within and for
The State of Connecticut
My commission expires: Nov. 30, 2014

/s/ Nicole L. Molleur
Notary Public

State of Connecticut
/s/ Michael A. Pignatella	County of Hartford Town of Windsor
Michael A. Pignatella
The foregoing instrument was executed and acknowledged before me this 19th day of February, 2010, by Michael A. Pignatella, as attorney
Nicole L. Molleur	in fact on behalf of Robert G. Leary.
Notary Public Within and for
The State of Connecticut
My commission expires: Nov. 30, 2014

/s/ Nicole L. Molleur
Notary Public

IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

(1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;

(2) avoid conflicts that would impair your ability to act in the principal’s best interest;

(3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4) keep a record of all receipts, payments, and transactions conducted for the principal; and

(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest.; You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of the agent:

The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

EXHIBIT INDEX
Exhibit

16(a)(5)	Opinion as to Legality	EX-5
16(a)(23)(i)	Consent of Independent Registered Public Accounting Firm	EX-23.I
16(a)(23)(ii)	Consent of Legal Counsel*

*Included in Exhibit (5) above.